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                                 EXHIBIT 10.12

                                 NOGATECH, INC.
                          SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

       THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of January 13, 2000, by and between NOGATECH, INC., a Delaware corporation (the "Corporation"), Challenge Fund-Etgar, L.P., a Delaware limited partnership, Les Fils Dreyfus & Cie, S.A., Simha Sharon, Corex Israeli Industries, Ltd., Holland Venture BV, Ophir Holdings, Ltd., Docor International BV, Inventech Ltd., Ronchal Investments NV and Nomura International plc (each individually, a "Holder" and collectively, the "Holders").

                                      RECITALS

       A. Challenge Fund-Etgar, L.P., Les Fils Dreyfus & Cie, S.A., Simha Sharon, Corex Israeli Industries, Ltd. ("Corex" and collectively, the 1997 Investors"), Holland Venture BV, Ophir Holdings, Ltd., Docor International BV, Inventech Ltd., and Ronchal Investments NV (collectively, the "Holland Investors", and together with the 1997 Investors, the "Existing Investors") each entered into either (i) an Amended and Restated Registration Rights Agreement with Nogatech, Inc., a California corporation ("Nogatech California") dated as of August 17, 1997 (the "1997 Registration Rights Agreement); or (ii) a Series A Preferred Stock Purchase Agreement with Nogatech California, dated as of June 4, 1998 ( the "1998 Stock Purchase Agreement", and together with the 1997 Registration Rights Agreement, the "Prior Agreements").

       B. Nogatech California was merged with and into the Corporation in December 1999, and the shareholders of Nogatech California received in the merger shares of common stock and Series A Convertible Preferred Stock, as applicable, of the Corporation.

       C. As of the date hereof, Nomura International plc ("Nomura") has entered into a Series B Preferred Stock Agreement ("Purchase Agreement") with the Corporation pursuant to which the Corporation is obligated to enter into this Agreement.

       D. The Existing Investors, Nomura, and the Corporation desire to enter into this Agreement to (i) make the Corporation a party to this Agreement and reflect that the Corporation's securities are subject to the registration rights set forth in the Prior Agreements, (ii) to include Nomura as a party to this Agreement as an inducement to Nomura to purchase shares of Series B Convertible Preferred Stock of the Corporation, and (iii) to amend and restate the 1997 Registration Rights Agreement and Section7 of the 1998 Stock Purchase Agreement such that the terms and conditions of the 1997 Registration Rights and Agreement and Section 7 of the 1998 Stock Purchase Agreement shall have no further force and effect.

                                     AGREEMENT

       NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby

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agree as follows:

       1.     DEFINITIONS.   As used herein, the following terms are defined
as follows:

              a. "HOLDER" means any holder of outstanding Registrable Shares or shares convertible into Registrable Shares, who acquired such Registrable Shares or shares convertible into Registrable Shares in a transaction or series of transactions not involving any registered public offering.

              b. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended or any similar Federal statue and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

              c. "FORM S-3" means Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents files by the Corporation with the SEC.

              d. "INITIATING HOLDERS" means the Existing Investors holding Two Hundred Seventy Eight Thousand Six Hundred Sixty Two (278,662) of the Registrable Shares, assuming for purposes of such determination the conversion of all securities convertible into Registrable Shares.

              e. "IPO" means the Corporation's initial firmly underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act.

              f. "REGISTER", "REGISTERED" AND "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

              g. "REGISTRABLE SHARES" means (i) all shares of Common Stock of the Corporation issued or issuable upon conversion of the Series A Convertible Preferred Stock of the Corporation held by the Existing Investors, (ii) all shares of Common Stock of the Corporation issued or issuable upon conversion of the Series B Convertible Preferred Stock of the Corporation held by Nomura, and (iii) all Common Stock that the Holders may hereafter acquire; PROVIDED, however, that any Common Stock that could be distributed by the holder thereof (in accordance with applicable law) within six (6) months following a request for registration under sections 2.a., 2.b. and 2.c. herein without the registration of such shares, shall not be deemed to be Registrable Shares.

              h. "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       2. REGISTRATION RIGHTS. The following provisions govern the registration of the Corporation's Registrable Shares:

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              a.     INCIDENTAL REGISTRATION.  If the Corporation at any time
proposes to register any of its securities, other than in a demand registration under Section 2.b. or Section 2.c. of this Agreement, it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Corporation shall include in such registration all of the Registrable Shares indicated in such request so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 2.a., if the managing underwriter advises the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first the shares on a pro rata basis held by any shareholder, including any Holder, participating in such registration, and thereafter shares to be issued by the Corporation to the public.

              b.     DEMAND REGISTRATION.

                     (i) At any time beginning on the date of this Agreement, the Initiating Holders may request in writing that all or part of the Existing Investors' Registrable Shares shall be registered for trading on any securities exchange. Any such demand must request the registration of shares in a minimum amount of (A) in the case of an IPO, Ten Million United States Dollars ($10,000,000); or (B) other than in the case of an IPO, Three Million United States Dollars ($3,000,000). Within 20 days after receipt of any such request, the Corporation shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Corporation with written requests for inclusion therein within 15 days after the receipt of the Corporation's notice. Thereupon, the Corporation shall effect the registration of all Registrable Shares as to which it has received requests for registration for trading on the securities exchange specified in the request for registration; provided, however, that the Corporation shall not be required to effect any registration under this Section 2.b. within a period of one hundred and eighty (180) days following the effective date of a previous registration. Notwithstanding any other provision of Section 2.a, 2.c, or this Section 2.b(i), if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, (Y) in the case of an IPO, first the shares on a pro rata basis or in total if required held by any shareholder, including any Holder, participating in such registration, and thereafter, to the extent necessary, shares to be registered by the Corporation; and (Z) other than in the case of an IPO, first shares to be registered by the Corporation; and thereafter, to the extent necessary, the shares on a pro rata basis held by any shareholder, including any Holder. The Corporation may not cause any other registration of scurities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or in a Rule 145 transaction) to be initiated after a registration requested pursuant to this Section 2.b(i). and to become effective less than 120 days after the effective date of any registration requested pursuant to this Section 2.b(i). The Corporation shall not be required to effect more than two (2) registrations under this Section 2.b(i).

                     (ii) At any time beginning one hundred eighty (180) days following the closing of the IPO, Nomura may request in writing that all or part of Nomura's Registrable Shares shall be registered for trading on any securities exchange. Any such demand must request the registration of shares in a minimum amount of Three Million

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United States Dollars ($3,000,000).  Within 20 days after receipt of any such request, the Corporation shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide the Corporation with written requests for inclusion therein within 15 days after the receipt of the Corporation's notice. Thereupon, the Corporation shall effect the registration of all Registrable Shares as to which it has received requests for registration for trading on the securities exchange specified in the request for registration; provided, however, that the Corporation shall not be required to effect any registration under this
Section 2.b(ii), within a period of one hundred and eighty (180) days following the effective date of a previous registration. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten in a demand registration under this Section 2.b(ii), then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares to be registered by the Corporation; then, to the extent necessary, the shares held by any shareholder other than Nomura, including any Holder other than Nomura, on a pro rata basis or in total if required, and thereafter, to the extent necessary, the shares to be registered by Nomura. The Corporation may not cause any other registration of securities for sale for its own account
(other than a registration effected solely to implement an employee benefit plan or in a Rule 145 transaction) to be initiated after a registration requested pursuant to this Section 2.b(ii) and to become effectiveless than 120 days after the effective date of any registration requested pursuant to this Section 2.b(ii). The Corporation shall not be required to effect more than one (1) registration under this Section 2.b(ii).

                     (iii) In the event that Nomura requests registration of its Registrable Shares under Section 2.b(ii) before either of the demand registrations under Section 2.b(i) have been effected, the Holders may, within 10 days following receipt of the Company's written notice under
Section 2.b(ii), elect to exercise their demand rights under Section 2.b(i). In the event the Holders elect to request registration under Section 2.b(i), the provisions of Section 2.b(i) shall apply to the registration effected, and Nomura shall retain its right to request a registration under Section 2.b(ii) following such registration effected by the Holders.

              c. FORM S-3 REGISTRATION. In case the Corporation shall receive from any Holder or Holders a written request or requests that the Corporation effect a registration on Form S-3, and any related qualification or compliance, with respect to Registrable Shares where the aggregate net proceeds from the sale of such Registrable Shares equals to at least One Million United States Dollars ($1,000,000), the Corporation will within twenty (20) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Shares held by all such Holders who wish to participate in such registration and provide the Corporation with written requests for inclusion therein within 15 days after the receipt of the Corporation's notice. Thereupon, the Corporation shall effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen
(15) days after receipt of such written notice from the Corporation; PROVIDED, HOWEVER, that the

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Corporation shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.c., (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Corporation entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than One Million United States Dollars ($1,000,000); (iii) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation it would be seriously detrimental to the Corporation or its stockholders for such Form S-3 registration statement to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Form
S-3 registration statement for a period of not more than one hundred twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 2.c.; PROVIDED, HOWEVER, that the Corporation shall not utilize this right more than once in any twelve (12) months period; (iv) if the Corporation has, preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.c.; (v) during the period starting with the date sixty (60) days prior to the Corporation's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Corporation (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Corporation is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Corporation's estimate of the date of filing such registration statement is made in good faith; or (vi) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance. Notwithstanding the provisions of this Section 2.c and in addition thereto, in the event the Holland Investors' and/or Nomura's Registrable Shares are not sold in full after exercise of the Holland Investors' or Nomura's, as the case may be rights pursuant to this Section 2.c, each of the Holland Investor and Nomura shall be entitled to an additional Form S-3 Registration for its remaining unsold Registrable Shares under the terms and conditions of this Section 2.c.

              d. DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to this Section 2, the Corporation shall have the right to designate the managing underwriter(s) in any underwritten offering.

              e. EXPENSES. All expenses incurred in connection with any registration under Section 2.a., Section 2.b. or Section 2.c. shall be borne by the Corporation; PROVIDED, however, that each of the Holders participating in such registration shall pay its pro rata portion of the discounts or commissions payable to any underwriter.

              f. INDEMNITIES. In the event of any registered offering of Common Stock pursuant to this Section 2:

                     i. The Corporation will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Corporation's consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or

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otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Corporation will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Corporation will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons specifically for inclusion therein; PROVIDED, FURTHER, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 2.f.(i). shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling shareholder, the underwriter or any controlling person of the selling shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling shareholder. Such indemnity shall survive the transfer of securities by a selling shareholder.

                     ii. Each Holder participating in a registration hereunder will indemnify and hold harmless the Corporation, any underwriter for the Corporation, each officer and director of the Corporation, and each person, if any, who controls the Corporation or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder's consent) to which the Corporation or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (A) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (B) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Corporation, any underwriter each officer and director of the Corporation and each such controlling person of the Corporation or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in substantial conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended

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prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of
(Y) the Corporation and (Z) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; PROVIDED, FURTHER, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 2.f.(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the gross proceeds from the offering received by such Holder.

                     iii. Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.f.(i) or 2.f.(ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said
Section 2.f.(i) or 2.f.(ii), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.f.(i) or 2.f.(ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (A) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                     iv. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances.

              g. OBLIGATIONS OF THE CORPORATION. Whenever required under this Section 2 to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as possible:

                     i. prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if sooner, until the distribution contemplated in the Registration Statement has been complete.

                     ii. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

                     iii. furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                     iv. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                     v. notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     vi. cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Corporation are then listed.

                     vii. provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

                     viii. furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this

Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares.

                     ix. ASSIGNMENT OF REGISTRATION RIGHTS. Holder may assign its rights to cause the Corporation to register Purchased Shares pursuant to this Section 2 to a transferee of at least twenty-five percent (25%) of its Registrable Shares. The transferor shall, within twenty (20) days after such transfer, furnish the Corporation with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee's written agreement to be bound by this Section 2.

                     x.     LOCK-UP.  In any registration of the
Corporation's shares all Holders agree that (A) in the case of an IPO, any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales for a period beginning fourteen (14) days prior to, and ending, at the discretion of the underwriter, up to one hundred and eighty (180) days following the effective date of the registration ("Lock-Up Period"), and all Holders will agree to abide by such Lock-Up Period as is required by the underwriter in such registration; (B) other than in the case of an IPO, the sales of the Holders' Registrable Shares participating in such registration may be subject to the Lock-Up Period restricting such sales for the Lock-Up Period, and all Holders will agree to abide by such Lock-Up Period as is required by the underwriter in such registration; and (C) each Holder that is not participating in a given Registration in which Registrable Shares are included agrees not to sell or distribute any shares of the Corporation during such Lock-Up Period as is required by the underwriter in such registration.

                     xi. PUBLIC INFORMATION. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Corporation under the Securities Act becomes effective, (b) the Corporation registers a class of securities under
Section 12 of the Exchange Act, or (c) the Corporation issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Corporation shall undertake to make publicly available and available to the Holders pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Shares pursuant to that Rule. The Corporation shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Holder, upon request, a written statement executed by the Corporation as to the steps it has taken to so comply.

              h. TERMINATION OF REGISTRATION RIGHTS. Any and all of a Holder's Registration Rights provided for in this Section 2 shall expire and terminate if (i) the Company has completed an IPO and is subject to the Exchange Act, and (ii) all Registrable Securities held by and issuable to Holder (and its affiliates) may be sold under Rule 144 during any ninety (90) day period.

       3.     MISCELLANEOUS.

              a. AMENDMENT, WAIVER, ADDITIONAL REGISTRATION RIGHTS. This Agreement may be amended or modified by the consent in writing of the Corporation, Nomura and a majority-in-interest of all of the Existing Investors. The Corporation may not grant registration rights to additional parties without the prior written consent of Nomura and a majority-in-interest of all of the Existing Investors.

              b. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants and agreements made herein shall survive the closing of the sale of the Corporation's Series A Preferred Stock to each of the Holders and shall terminate according to the terms set forth in Section 2.

              c. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

              d. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

              e. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

              f. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

              g. NOTICE. Any notice, payment, report or other communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile. Such notice shall be deemed received (A) on the third day after sending if sent by one day courier; (B) to the extent such day is a business as recognized by the country of sender's principal place of business, on the day of transmission of such notice by facsimile, or, to the extent such day is not a business as recognized by the country of sender's principal place of business, on the first business day of the sender following the day of transmission, in each case if the recipient has the capability to receive a facsimile at its address, the sender has the capability of obtaining from its facsimile machine a confirmation of transmission and the sender mails to the recipient a copy of such confirmation by regular first class mail no later than the next business day (as recognized by the country of sender's principal place of business) following such transmission; and

(C) upon receipt if sent by other methods.

          IF TO HOLDERS:           Corex Israeli Industries, Ltd.
                                   Corex Building
                                   Maskit Street, 4th Floor
                                   Herzelia Pituah 46733, Israel

                                   Challenge Fund-Etgar, L.P.
                                   One Hashikma Street
                                   P. O. Box 55
                                   Savyon 56530, Israel

                                   Les Fils Dreyfus & CIE Societe Anonyme
                                   Banquiers
                                   c/o Saul Gilinski
                                   Ajix Trading Co.
                                   2525 Davie Road Extension, Suite 320
                                   Davie, FL  33317

                                   Simha Sharon
                                   45 Mt. Sinai Rise, No. 05-01
                                   Beaverton Court, Postal Code 276958
                                   Republic of Singapore

                                   Nomura International plc
                                   Nomura House
                                   1 St. Martin's - le - Grand
                                   London ECIA 4NP
                                   Telecopy 011-44-171-521-3655
                                   Attn: Senia Rapisarda

          WITH A COPY TO:          Weil, Gotshal & Manges LLP
                                   One South Place
                                   London ECZM ZWG
                                   Telecopy 011-44-171-903-0990
                                   Attn: Douglas P. Warner,  Esq.

          IF TO THE CORPORATION:   Nogatech, Inc.
                                   5201 Great America Parkway,  Suite 351
                                   Santa Clara, CA 95054

          WITH A COPY TO:          Bay Venture Counsel, LLP
                                   1999 Harrison, Suite 1300
                                   Oakland, CA  94612
                                   Attention:  Donald C. Reinke, Esq.

              h. TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

              i. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware.

              j. DISPUTES. Any dispute arising out of the transactions contemplated by this Agreement shall be adjudicated by a court of competent jurisdiction sitting in the city of Tel Aviv/Jaffa, subject, in any event, to the provisions of section 3(i) of this Agreement. The parties hereby submit themselves to the exclusive jurisdiction of such courts for the purposes hereof.

              k      ATTORNEYS  FEES.  If either party to this Agreement
shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum as determined by the court for attorneys fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorneys fees and costs incurred in enforcing such judgment. For the purposes of this section, attorneys fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy and debtor and third-party examinations; (4) discovery; and, (5) bankruptcy litigation.

       Should judicial proceedings be commenced to enforce or carry out this provision or any award or judgment in connection with this Agreement, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party. addressed as follows:

              l      SCHEDULES AND EXHIBITS.  All Exhibits of the  Purchase
Agreement are an integral part of this Agreement and incorporated fully herein.

              m      SPECIFIC PERFORMANCE.  Each party's obligation under
this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance and the parties each expressly waive the defense that a remedy in damages will be adequate.

              n      FINAL AGREEMENT.  This Agreement constitutes the entire
agreement between the parties pertaining to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, including but not limited to the 1997 Registration Rights Agreement and
Section 7 of the 1998 Stock Purchase Agreement and each of the Existing Investors' (other than Corex's) Series A Preferred Stock Purchase Agreements.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           (SIGNATURES FOLLOW ON NEXT PAGE)

                   SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

CORPORATION:

NOGATECH, INC.
a Delaware corporation                           Ophir Holdings Ltd.


By: /s/ A. Heiman                                By: /s/ Y. Kaplan
   ----------------------------------               --------------------------
    Arie Heiman                                       /s/ S. Wolkamir
    President and CEO                               --------------------------



HOLDER:

COREX ISRAELI INDUSTRIES, LTD.                   DOCOR International


By: /s/ Basil S. Gamsu                           By: /s/ Moshe Harel
   ----------------------------------               --------------------------
    (Signature)

Managing Director                                Ronchal Investments NV
-------------------------------------            By: /s/ Moshe Harel
(Print Name and Title)                              --------------------------


CHALLENGE ETGAR-FUND, L.P.                       Inventech, Inc.
                                                 By: /s/ Akiva Mayer, CEO
                                                    --------------------------


By: /s/ J. Ciechanaver
   ----------------------------------
    (Signature)

President
-------------------------------------
(Print Name and Title)



LES FILS DREYFUS & CIE, S.A.


By: /s/ Saul Gilinski
   ----------------------------------
    Saul Gilinski



SIMHA SHARON

/s/ Simha Sharon
-------------------------------------



NOMURA INTERNATIONAL PLC

By: /s/ K. Yamazoe
   ----------------------------------
    (Signature)

Director
-------------------------------------
(Print Name and Title)